                           CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT, herein referred to as "Agreement" made and entered into as of the 1st day of January, 1996, by and between Olympic Financial Ltd., a Minnesota corporation (the "Company") and Warren Kantor ("Consultant").

     WHEREAS, the Company engages in the sales finance business, and

     WHEREAS, the Consultant has numerous years of experience in the financial services accounting and finance profession, and

     WHEREAS, the Company desires to engage Consultant to perform certain consulting services for the Company, and

     WHEREAS, Consultant is seeking such engagement, and

     WHEREAS, the parties desire to set forth the terms and conditions of consulting services to be provided by Consultant to the Company.

     NOW, THEREFORE, in consideration of the promises and the mutual benefits which will accrue to the parties to this Agreement, it is mutually understood and agreed as follows:

     1. DESCRIPTION OF SERVICES. Consultant shall furnish and perform the consulting services pertinent to the operations of the Company which are specifically set forth in Exhibit A attached hereto and made a part hereof (the "Consulting Services"). The Consulting Services shall be provided as needed by the Company; provided, however, that Consulting Services are not to exceed one hundred fifty (150) hours. Consultant and the Company may from time to time agree that additional hours are desired, for which additional Consulting Services Consultant shall be paid at an hourly rate to be agreed upon by Consultant and the Company. The terms of this Agreement shall apply to any such additional hours per year. Such services shall be performed to be best of the Consultant's ability and in a competent, efficient and satisfactory manner. The Company acknowledges that Consultant is engaged in various other substantial business activities, that the Company's request for Consulting Services hereunder from Consultant shall not unreasonably interfere with Consultant's other business activities and that Consultant shall be entitled to engage in other business for other persons or entities during the term hereof subject to the provisions of paragraph 6 hereof.

     2. PAYMENT FOR SERVICES. In consideration of the Consulting Services to be provided by Consultant to the Company and of other obligations of Consultant contained herein, the Company shall, concurrent with the execution hereof, execute and deliver to Consultant a non-statutory stock option in the form and substance of Exhibit B attached hereto (the "Option Agreement"). Pursuant to the Option Agreement, the Company shall grant to Consultant the option to purchase up to 40,000 shares of the $.01 par value common stock of the Company ("Common Stock") at an option price equal to the fair market value of the Common Stock on the date of this Agreement, subject to the terms and conditions of the Option Agreement.

     3. REIMBURSEMENT OF EXPENSES. Consultant shall be reimbursed for any and all travel or other expenses borne or expended by Consultant in connection with the Consulting Services. Any reasonable expenses incurred by Consultant in performing his duties hereunder shall be reimbursed by the Company when he furnishes appropriate documentation. Provided however, Consultant shall not incur any expenses on behalf of the Company in excess of $1,000.00 per individual expense without the prior written authorization of the Company.

     4. TERM OF ENGAGEMENT. Subject to the terms and conditions hereof, the term of Consultant's engagement hereunder (the "Consulting Term") shall commence as of the date of this Agreement and shall continue until December 31, 1996, unless earlier terminated pursuant to paragraph 5.1.

     5.   TERMINATION.

     5.1 Termination. Consultant's engagement hereunder shall terminate upon the happening of any of the following events:

          a.   by the mutual written agreement of the Company and Consultant;

          b.   upon the death of Consultant;

          c. upon 14 days' prior written notice from the Company to Consultant with Cause (as defined below); or

          d. upon 14 days' prior written notice from Consultant to the Company, if the Company shall fail to make any payment to Consultant required to be made pursuant hereto within 15 days after such payment was due.

     As used in this Agreement, the term "Cause" shall mean (i) any fraud, misappropriation or embezzlement by Consultant in connection with the business of the Company; (ii) any failure by Consultant to perform the Consulting Services assigned hereunder, provided that Consultant shall first have received a written notice from the Company which sets forth in reasonable detail the manner in which Consultant has failed to perform his duties, in which case Consultant shall ahve a period of thirty (30) days to cure the same, unless the same cannot be reasonably cured within said thirty
(30) day period, in which event Consultant shall have up to an additional ninety (90) days to cure the same; (iii) any material breach by Consultant of this Agreement, provided that Consultant shall first have received written notice from the Company which sets forth in reasonable detail the breach by Consultant and Consultant shall have a period of thirty (30) days after receipt of such notice to cure such breach, unless the same cannot be reasonably cured within said thirty (30) day period, in which event Consultant shall have up to an additional ninety (90) days to cure the same;
(iv) willful destruction of the property or records of the Company; (v) dishonesty or deliberate falsification of the Company records; or (vi) harassment (including sexual harassment) of a Company employee. The sole remedy of the Company in the event of a breach of this Agreement shall be to terminate this Agreement.

     6.   PROPRIETARY INFORMATION.

     6.1 PROPRIETARY INFORMATION. Except by the prior written permission from the Company, Consultant shall never disclose or use any proprietary information ("Proprietary Information") of the Company of which Consultant becomes or has become informed during his past or future engagement with the Company or any of its subsidiaries, whether or not developed by Consultant, except as required by his duties to the Company or any of its subsidiaries. Proprietary Information shall mean information concerning the Company, its business or its customers that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use. Proprietary Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing), all of which Consultant agrees constitutes the valuable trade secrets of the Company; research, development, know-how, plans and processes, marketing plans and techniques, existing and contemplated products and services, customer and prospect names and related information, prices, sales, credit scoring, personnel, computer programs and related documentation, technical and strategic plans, and finances. Proprietary Information also includes any information of the foregoing nature that the Company treats as a proprietary or designates as Proprietary Information, whether or not owned or developed by the Company. Information does not lose its Proprietary Information status merely because it was known by a limited number of other persons or entities or because it did not entirely originate with the Company. Such nondisclosure and non-use shall mean, without limiting the generality the generality of the foregoing, during the Consulting Term and at all times thereafter, the Consultant agrees to receive, maintain, and use Proprietary Information in the strictest confidence and, except with the consent of the Company will not directly or indirectly reveal, report, publish, disclose, or transfer any Proprietary Information to any person, firm, corporation, or other entity or utilize any Proprietary Information for the Consultant's own benefit or intended benefit or for the benefit or intended benefit of any other person, firm, corporation or other entity.

     6.2  DELIVERY OF PROPRIETARY INFORMATION. Upon the request of the
Company or the termination of his engagement, Consultant agrees to deliver to the Company all materials that include Proprietary Information, including without limitation customer lists, instruction sheets, manuals, computer programs (including source codes), letters, financial records, notes, notebooks, reports and copies thereof, and all other materials which are under his control and which relate to the business of the Company or its subsidiaries. Consultant agrees and understands that the Proprietary Information and all information contained therein shall be at all times the property of the Company. Further, upon termination of his engagement, Consultant agrees to make available to any person designated by the Company all information concerning pending or preceding transactions or programs which may affect the operation of the Company or any of its subsidiaries about which Consultant has knowledge. The obligations of Consultant contained in this paragraph are in addition to the obligation of Consultant to return to the Company, upon the request of the Company or the termination of his engagement, all property of the Company then in his possession.

     6.3 NON-COMPETITION. It is mutually acknowledged that by virtue of Consultant's position as a director of the Company and his engagement hereunder, the Company has divulged and will divulge or make accessible to Consultant, and Consultant has and will become possessed of, certain valuable and confidential information concerning the customers, business methods, procedures and techniques of the Company. It is further understood that Consultant, in the course of and because of his position as a director of the Company and his engagement hereunder, has developed and will develop contacts among the customers of the Company, and it is mutually understood and agreed that the customers of the Company and the business methods and procedures and techniques developed by the Company are valuable assets and properties of the Company. Without limitation, it is also specifically acknowledged that great trust on the part of the Company has and will reside in Consultant because Consultant's duties will include involvement in the promotion and development of the Company's business. Consultant acknowledges that the restrictions and covenants set forth below constitute a material inducement to the Company to enter into this Agreement.

     Accordingly, the parties deem it necessary to enter into the protective agreements set forth below, the terms and conditions of which have been negotiated by and between the parties hereto:

     a. Consultant agrees with the Company and for the benefit of the Company that through the actual date of termination of Consultant's engagement, and for a period of one (1) year thereafter (the "Non-Compete Period"), Consultant will not, in his own behalf or on the behalf of any third party, engage in, manage, operate, join, control or participate in the ownership, management operation or control of, or be connected in any manner with, directly or indirectly, in any business conducted within the Territories
          (as defined below) which competes with the business of the Company (as such exists during the term of Consultant's engagement); provided, however, Consultant's relationship with Advanta Corp., whether direct or indirect, either during the Consulting Term or the Non-Compete Period, shall not be prohibited by, and shall not constitute a breach of, the provisions of this subparagraph 6.3. As used in this Agreement, the term "Territories" shall mean the States of Arizona, California, Colorado, Connecticut, Florida, Georgia, Iowa, Illinois, Kansas, Massachusetts, Minnesota, Missouri, Nebraska, Nevada, New Mexico, North Carolina, North Dakota,

          Oklahoma, Oregon, South Carolina, South Dakota,
          Tennessee, Texas, Utah and Washington and any other state in which at least 5% of the loans acquired by the Company originated (determined by the location of the dealers from whom the loans were purchased). Provided, however, the foregoing restriction shall not prevent Consultant from owning less than 5% of publicly traded securities of any company engaged in a business competing with that of the Company.

       b. Consultant agrees that during his engagement by the Company and for a period of twelve (12) months following the termination, for whatever reason, of his engagement by the Company, he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others solicit, divert or hire away, or in any manner attempt to solicit, divert or hire away to any competitor of the Company, any person employed by the Company, whether or not such employee is a full-time employee or a temporary employee of the Company, and whether or not such employment was pursuant to a written or oral contract of employment and whether or not such employment was for a determined period or was at will.

     6.4 SEVERABILITY. The covenants of Consultant set forth in this paragraph 6 are separate and independent covenants for which valuable consideration has been or will be paid or given, receipt of which is acknowledged by Consultant, and have also been made by Consultant to induce the Company to enter into this Agreement. Each of the aforesaid covenants may be availed of or relied upon by the Company in any court of competent jurisdiction.

     6.5 SPECIFIC ENFORCEMENT. Consultant understands and agrees that a breach by him of any provisions of this Agreement will cause the Company irreparable injury and damage which cannot by compensable by receipt of money damages. Consultant, therefore, expressly agrees that the Company shall be entitled, in addition to any other remedies legally available, to injunctive and/or other equitable relief to prevent a breach of this Agreement or any part thereof.

      7. OWNERSHIP OF PROPRIETARY INFORMATION. All Proprietary Information prepared, created or assembled by Consultant or caused by Consultant to be prepared, created or assembled in connection with this Agreement, as well as any copyright, patent and trademark rights related thereto, shall be work made for hire and shall at all times remain the sole and exclusive property of the Company.

      8. RELATIONSHIP OF PARTIES. Consultant is engaged by the Company only for the purpose and to the extent set forth in this Agreement, and Consultant's relationship to the Company shall, during the period covered by this Agreement, be that of an independent contractor. Consultant shall not be considered an employee of the Company and shall not be entitled to participate in any plans, arrangements or distributions by the Company pertaining to or in connection with any insurance, pension, stock, bonus, profit sharing or similar employee benefits given employees of the Company. Consultant shall be under the control of the Company as to the result of Consultant's work only and not as to the means by which such result is accomplished. Consultant shall not represent that Consultant has any power to bind the Company or to assume or to create any obligation or responsibility, express or implied, on behalf of the Company or in its name. The Company shall not be liable for any losses, injuries, damages, or claims of any nature whatsoever arising out of Consultant's activities or representations under or in connection with this Agreement.

     9. TAXES. Consultant acknowledges and agrees that it shall be the obligation of Consultant to report as income, all compensation received by Consultant hereunder and agrees to reimburse, indemnify and to hold and save the Company harmless to the extent of any obligations imposed by law on the Company to pay withholding taxes, social security, unemployment or disability liability insurance or similar items in connection with any compensation paid to the Consultant.

     10.  MISCELLANEOUS.

     10.1 VALIDITY. Whenever possible, each provision of this Agreement shall be interpreted so that it is valid under applicable law. In case one or more of the provisions of this Agreement is to any extent found to be invalid, illegal or unenforceable in any respect under applicable law, that provision shall still be effective to the extent it remains valid and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. If, moreover, any one or more of the restrictions contained in this Agreement is for any reason held excessively broad, it shall be construed or rewritten (blue-lined) so as to be enforceable to the extent of the greatest protection to the Company compatible with applicable law.

    10.2 APPLICABLE LAW. This Agreement is entered into in the State of Minnesota and shall be construed, interpreted and enforced according to the statutes, rules of law and court decisions of said state.

   10.3 ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Option Agreement constitute the entire agreement of the Company and Consultant with respect to Consultant's engagement by the Company and supercedes any other understandings or agreements, whether written or oral. This Agreement may be amended or superceded only by an agreement in writing by the Company and Consultant.

   10.4 NOTICES. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed by registered or certified mail, return receipt requested, to the Company and its executive office and to Consultant at his address set forth below or in either case such other address specified by a party hereto in a written notice hereunder, or when personally delivered.

   10.5 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. This Agreement shall also be binding upon the inure to the benefit of Consultant and his heirs and representatives. This Agreement may not be assigned by either party without the prior written consent of the other party.

    10.6 RESERVATION OF RIGHTS. Nothing contained herein shall limit any other rights the Company has at law in connection with Consultant's obligations to the Company, all of which are preserved.

    10.7 SURVIVAL. Notwithstanding any termination of Consultant's engagement hereunder or any termination of this Agreement, the provisions of paragraph 6 hereof shall survive termination of this Agreement and termination of Consultant's engagement hereunder.

   10.8 1994 AGREEMENT. The parties' obligations under this Agreement are in addition to, and not in lieu of, those obligations of the parties under that certain Consulting Agreement dated December 19, 1994 between the parties.

   IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.



                                              Olympic Financial Ltd.


                                              By /s/ Jeffrey C. Mack
----------------------------------              -----------------------------
Warren Kantor                                   Jeffrey C. Mack
720 Springmill Road                             Its Chief Executive Officer
Villanova, PA 19185                             7825 Washington Avenue South
                                                Minneapolis, MN  55439-2435.

                                CONSULTING AGREEMENT

                                     EXHIBIT A


CONSULTANT'S SERVICES. Consultant shall endeavor to promote the interests of the Company and shall provide to the Company advice as to its manner of doing business in such of the following areas as are requested by the Company:

                     long range planning,
                     tax strategies development, treasury function review, internal audit function review, asset liability strategy development, asset backed securitization development, asset backed securitization planning, corporate development (merger, acquisition) investor relations, due diligence (re: acquisitions), financing strategies,
                     SEC relations,
                     capital raising strategies,
                     reserving architecture,
                     asset quality review, and
                     note program strategy.

Consultant shall provide advice and services as to such other related areas of the business of the Company as may be reasonably requested from time to time by the Chief Executive Officer of the Company. The Company desires to retain the services of Consultant, even though Consultant may become disabled or incapacitated. Accordingly, notwithstanding anything to the contrary contained herein, it is expressly understood that the inability of Consultant from time to time to render services to the Company by reason of absences, or temporary, or permanent illness, disability, or incapacity, or for any other reasonable cause beyond the control of Consultant, shall not constitute a failure by him to perform, his obligations hereunder and shall not be deemed a breach or default by him hereunder.

                                    EXHIBIT B

                              OLYMPIC FINANCIAL LTD.

                     NON-STATUTORY STOCK OPTION AGREEMENT

     Olympic Financial Ltd., a Minnesota corporation (the "Company"), hereby grants to Warren Kantor (the "Optionee"), an option (the "Option") to purchase a total of 40,000 shares of the $.01 par value common stock ("Common Stock") of the Company (the "Shares"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions hereof. The grant of this Option is subject to the approval thereof by the shareholders of the Corporation (if such approval is required by applicable laws or regulations) and by the Board of Directors of the Corporation.

     1. NATURE OF THE OPTION. This Non-Statutory Stock Option is not intended to qualify as an Incentive Stock Option as defined in Section 422A of the Code.

     2. EXERCISE PRICE. The exercise price is $16.25 for each share of Common Stock, which price the Board of Directors of the Company (the "Board") has determined is not less than the fair market value per share of the Common Stock on the date of grant.

     3. EXERCISE OF OPTION. The Option shall be exercisable during its term as follows:

          (i) RIGHT TO EXERCISE.

               (a) Subject to subsections 3(i)(b), (c) and (d) below, this Option shall be exercisable to the extent of one hundred percent (100%) of the Shares subject to the Option commencing on December 31, 1996. Provided, however, as of the date of the occurrence of the first to occur of any of the following events prior to December 31, 1996, notwithstanding the previous sentence of this subsection 3(i)(a), this Option shall be exercisable cumulatively to the extent of one hundred percent (100%) of the Shares subject to the Option regardless of whether otherwise exercisable by the
Optionee:

                    x) the termination by the Company of the Consulting
               Agreement dated December 31, 1996, by and between the Company and the Optionee (the "Consulting Agreement") without Cause as such term is defined in the Consulting Agreement; or

                    y) a "Change of Control" of the Company. As used herein
               the term "Change of Control" shall mean any transaction or series of transactions by which the Company shall merge with or consolidate into any other person or lease or sell substantially all of its and its subsidiaries assets (other than asset sales in connection with automobile loan securitization transactions) substantially as an entirety to any other person or by which any person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of
               1934) acquires, directly or
               indirectly, 51% or more of the Company's outstanding common stock (calculated on a fully diluted basis).

                    (b) This Option may not be exercised for a fraction of a share.

                    (c) In the event of Optionee's death, disability or other termination of the Consulting Agreement, the exercisability of the Option is governed by Section 7, 8 and 9 below, subject to the limitations contained in subsection 3(i)(d).

                    (d) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in Section 11 below.

          (ii) METHOD OF EXERCISE. This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company.
Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. Until certificates for the Shares are issued to the Optionee, such Optionee shall not have any rights as a shareholder of the Company.

     No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date of which the Option is exercised with respect to such Shares.

     4. OPTIONEE'S REPRESENTATIONS. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, concurrently with the exercise of all or any portion of this Option, deliver to the Company his Investment Representation Statement in the form attached hereto as Exhibit A.

     5. METHOD OF PAYMENT. Payment of the exercise price shall be by (i) cash; (ii) check or (iii) if authorized by the Board of Directors of the Company, the surrender of other shares of Common Stock of the Company which
(A) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company and (B) have a fair market value (as determined by the Board) on the date of surrender equal to the exercise price of the Shares as to which the Option is being exercised.

     6. RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of such Shares upon such exercise or the method or payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the

Company may require Optionee to make any representation and warranty to the Company as may be required by an applicable law or regulation.

     7. TERMINATION OF STATUS AS A DIRECTOR. In the event of termination of Optionee's status as a member of the Board of Directors of the Company for any reason other than his death or disability, Optionee may, but only within six months after the date of such termination (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), exercise this Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if he does not exercise this Option within the time specified herein, the Option shall terminate.

     8. DISABILITY OF OPTIONEE. Notwithstanding the provisions of Section 7 above, in the event of termination of Optionee's status as a member of the Board of Directors of the Company as a result of his disability, he may, but only within one year from the date of such termination (but in no event later than the date of expiration of the term of this Option as set forth in
Section 11 below), exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

     9. DEATH OF OPTIONEE. In the event of the death of Optionee:

          (i) during the term of this Option and while a member of the Board of Directors of the Company and having been a continuous member thereof (as determined by the Board in its sole discretion) since the date of grant of the Option, the Option may be exercised, at any time within one (1) year following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent Optionee was entitled to exercise the Option at the date of death; or

          (ii) within three months after termination of Optionee's status as a member of the Board of Directors, the Option may be exercised, at any time within nine (9) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of his status as a member thereof.

     10. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the Optionee and his or her personal representatives, heirs, successors and assigns.

     11. TERM OF OPTION. This Option may not be exercised after December 31, 2005, and may be exercised only in accordance with the terms of this Option.

     12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. The number of shares of Common Stock covered by this Option and the exercise price shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, or options or rights to purchase shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to this Option.

     In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the Option shall terminate as of a date fixed by the Board and give the Optionee the right to exercise his Option as to all or any part of the Shares. In the event of a change of control of the Company, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of ten (10) days from the date of such notice, and the Option will terminate upon the expiration of such period.

     13. NO RIGHTS AS SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to any Shares subject to this Option prior to the date of issuance to him of a certificate or certificates for such shares.

DATE OF GRANT: January 1, 1996

                                      OLYMPIC FINANCIAL LTD.



                                      By: /s/ Jeffrey C. Mack
                                          -----------------------------------
                                          Jeffrey C. Mack
                                          Title: Chief Executive Officer

     OPTIONEE ACKNOWLEDGES RECEIPT OF A COPY OF THE OPTION AGREEMENT AND CERTAIN INFORMATION RELATED THERETO AND REPRESENTS THAT HE IS FAMILIAR WITH THE TERMS AND PROVISIONS THEREOF, AND HEREBY ACCEPTS THIS OPTION SUBJECT TO ALL OF THE TERMS AND PROVISIONS THEREOF. OPTIONEE HAS REVIEWED THIS OPTION IN ITS ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS OPTION AND FULLY UNDERSTANDS ALL PROVISIONS OF THE OPTION. OPTIONEE HEREBY AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE BOARD UPON ANY QUESTIONS ARISING UNDER THE OPTION. OPTIONEE FURTHER AGREES TO NOTIFY THE COMPANY UPON ANY CHANGE IN THE RESIDENCE ADDRESS INDICATED BELOW.

Dated: January 1 , 1996                Optionee:

                                       /s/ Warren Kantor
                                       -------------------------------------
                                       Warren Kantor
                                       Residence Address:
                                       720 Springmill Road
                                       Villanova, PA 19185






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

                                   EXHIBIT A

                       INVESTMENT REPRESENTATION STATEMENT

PURCHASER:      Warren Kantor

ISSUER:         OLYMPIC FINANCIAL LTD.

SECURITY:       COMMON STOCK

AMOUNT:         40,000 SHARES

DATE:                       ,

In connection with the purchase of the Common Stock ("Securities") of OLYMPIC FINANCIAL LTD. (the "Company"), the undersigned represents to the Company the following:

          (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").

          (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

          (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

          (d) I am familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public

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

offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the Securities, such issuance will be exempt from registration under the Securities Act. In the event the Company later becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including other things: (1) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, and the amount of securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), if applicable. Notwithstanding this paragraph (d), I acknowledge and agree to the restrictions set forth in paragraph (e) hereof.

     In the event that the Company does not qualify under Rule 701 at the time of issuance of the Securities, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the availability of certain public information about the Company, (2) the resale occurring not less than two years after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than three years, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

          (e) I further understand that in the event all of the applicable requirements of Rule 144 or Rule 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact Rule 144 and Rule 701 are not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or Rule 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                                    Signature of Purchaser:


                                    /s/ Warren Kantor
                                    ---------------------------------------
                                    Warren Kantor
                                    Date:  January 1, 1996


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